BINDING ACQUISITION AGREEMENT

This Binding Share Acquisition Agreement ("Agreement") is executed on this 19 day of February 2026.

1. PARTIES

1. UM Autocomplete Pvt Limited CIN: U3599DL2016PTC304695 (Hereinafter referred to as the "Seller" / "Transacting Shareholder")

AND

2. TejasCore Techsystem Pvt Limited CIN: U29300UP2025FTC239962 (Hereinafter referred to as the "Purchaser")

The Seller and Purchaser are collectively referred to as the "Parties".

2. RECITALS

A. Reference letter dated 23rd November 2025 issued under Manu Organotech Pvt Ltd is hereby carried forward under TejasCore Techsystem Pvt Limited.

B. Purchaser intends to acquire:

i. 51% shareholding in Alpha Maier Pvt Ltd
ii. 39.5% shareholding in Marelli UM Electronic Systems Pvt Ltd

C. Valuation methodology and commercial terms remain unchanged.

D. Purchaser has completed access to virtual data room and physical site visits.

3. BINDING EFFECT

3.1 This Agreement is legally binding and supersedes all prior non-binding term sheets, letters of intent, memoranda, and understandings.

3.2 The Parties hereby agree that this Agreement constitutes a legally binding and enforceable obligation upon execution. Except as expressly stated otherwise herein, all provisions of this Agreement shall be binding upon and enforceable against the Parties and their respective successors and permitted assigns.

3.3 The Parties acknowledge that this Agreement is not a non-binding term sheet or memorandum of understanding and is intended to create legally enforceable rights and obligations.

4. Entire Agreement and Supersession

4.1 This Agreement supersedes and replaces all prior discussions, negotiations, term sheets, letters of intent, memoranda of understanding, reference letters, and other communications (whether written or oral) between the Parties relating to the subject matter hereof.

4.2 Any prior non-binding arrangements shall stand terminated upon execution of this Agreement.

Definitive Documentation Commitment –

"Obligation to Execute Definitive Agreements"

The Parties shall, in good faith, negotiate, finalize, and execute the definitive Share Purchase Agreement(s), Shareholders' Agreement(s), and ancillary documentation necessary to consummate the transactions contemplated herein.

The commercial terms, valuation methodology, and ownership percentages agreed herein shall not be altered except by mutual written consent.

5 . TRANSACTION STRUCTURE

5.1 The two companies are separate legal entities with independent boards and distinct business operations.

5.2 Separate Share Purchase Agreements (SPAs) and Shareholders' Agreements (SHAs) shall be executed for each entity.

5.3 The transactions shall proceed in parallel.

5.4 The Customer meeting section & manufacturing facility visits have been completed based on the requirements laid down by TejasCore requests.

The signing of this document confirms completion/ acceptance of Condition Precedent's completion for major customer/s within the time period agreed upon.

6. VALUATION TERMS

6.1 Valuation methodology remains unchanged as previously agreed. As under

Jointly agreed methodology as under to be followed. Methodology based on multiples of EBITDA.

CY Dec,2025 EBITDA	8X	12.5X
Add Cash / Cash Equivalent's	Add Cash (A)	Add Cash (A)
Subtract Debt or Debt Like	Minus Debt (B)	Minus Debt (B)
Final Value for Transaction	8X + A – B = C	12.5X + A – B = C

6.2 Total Enterprise Value Calculation:

- Enterprise Value (EV) = [(8 × EBITDA CY Dec, 2025) + (12.5 × EBITDA CY Dec 2025)]
- As of Date the EBIDTA of Alfa Maiers is likely to be 18 Crores & UM Marelli is likely to be 48.9 Crores in the CY 2025.

- The above translates to the total consideration payable for each of the entities referred above is –

Alfa Maier Pvt Ltd – for 51% shares from UM (Company A)

EBIDTA x	8	x 51%	= (A) + Cash in business =		Final Value
(18) x	(8)	x (0.51)	= 73.44 + (11.75)	=	85.19 Cr.

Marelli US Electronic Systems Pvt Ltd – for 39.5 % shares UM (Company B)

EBIDTA x	12.5 x. 39.5%	= (A) + Cash in business = Final Value		
(48.9) x	(12.5) x (0.395)	= 241.44+ (24.31)	=	265.75 Cr.

6.3 Less: Net Financial Position (NFP) including all debt, ECBs, and legacy liabilities as defined (all liabilities in the nature of routine business transaction will be excluded)

6.4 Add; extra cash available in the business over and above 5% of regular cash requirement in the company/s.

6.5 Equity Value for 100% shareholding = EV – NFP+ Extra Cash.

6.6 There will be Rs 10 Cr Bonus for increasing the stake from 39.5% presently to 49% intended., which will be paid to seller in case they are successful in increasing shareholding to 49% from 39.5%.

6.7 Final consideration shall include adjustments for net debt, working capital, and mutually agreed true ups.

7. Valuation Protection Clause

Valuation Certainty

7.1 The Parties agree that the valuation methodology and commercial consideration structure previously agreed shall remain unchanged and binding.

7.2 Any adjustments shall be limited strictly to net debt, working capital normalization, and other expressly defined financial adjustments at the time of closing.
No unilateral revision of valuation shall be permitted.

8. Parallel Transaction Clause (For Multiple Companies)

Parallel and Independent Transactions

8.1 The acquisition of shares in [Company A] and [Company B] shall constitute two independent legal transactions executed in parallel.

8.2 Each transaction shall be governed by separate definitive documentation, subject to the consolidated payment and escrow mechanics provided herein.

8.3 Nothing herein shall be construed as merging the legal identities or governance structures of the respective companies.

9. Single Inflow / Outflow Mechanics

Consolidated Payment Mechanics

For administrative and capital movement efficiency, the consideration for both transactions may be treated as a consolidated inflow and outflow for banking purposes. Such consolidation shall not affect the separate legal nature of each transaction or the independent ownership structures of the respective target companies.

10. Break Fee / Withdrawal Protection (Optional Strong Protection)

In the event that either Party withdraws from the transaction without lawful cause after satisfaction of the Conditions Precedent, such Party shall be liable to compensate the other Party for documented transaction costs and may be subject to a mutually agreed break fee.

11. ESCROW MECHANISM

11.1 The Parties agree that an Escrow Account shall be established with [ICICI Bank] acting as custodian.

11.2 Upon deposit of not less than thirty-five percent (35%) of the aggregate purchase consideration for both transactions combined, the Parties shall proceed to finalize milestone schedules and definitive documentation.

11.3 Escrow funds shall be released strictly in accordance with agreed closing conditions and milestone satisfaction.

Escrow Holdback Provision (10% Retention Mechanism)

Escrow Holdback

Out of the Total Cash Consideration deposited into the Escrow Account, an amount equivalent to **ten percent (10%) of the agreed enterprise valuation for each Target Company** shall be retained and held in escrow (the "Escrow Holdback Amount").

The Escrow Holdback Amount shall serve as:

- Security for post-closing adjustments,
- Working capital true-ups,
- Net debt adjustments,
- Indemnity claims,
- Any audit-based financial corrections,
- And other agreed post-closing reconciliation items.

12. SINGLE INFLOW / SINGLE OUTFLOW STRUCTURE

For administrative efficiency, the transactions shall be treated as a single inflow and single outflow for capital movement purposes, though legally executed as separate transactions.

13. REGULATORY COMPLIANCE

The transaction shall comply with the Companies Act, 2013, FEMA (if applicable), Income Tax Act, and all other applicable regulations.

14. CONDITIONS PRECEDENT/s

14.1 Completion of Due Diligences

14.2 Board approvals.

14.3 Regulatory approvals.

14.4 Escrow funding confirmation.

14.5 Customer Meetings.

14.6 Factory Visits.

Long Stop Date

A "Long Stop Date" shall be defined once the Escrow Account is setup and the addendum shall be part of this agreement as an extension.

10 days from the date of execution of this Agreement.

If Conditions Precedent are not satisfied by the Long Stop Date:

- Either Party may terminate the Agreement
- Escrow funds shall be returned (subject to break fee clause, if applicable)

15. CONFIDENTIALITY

All exchanged information shall remain confidential unless disclosure is required by law.

16. DISPUTE RESOLUTION

Disputes shall be resolved through arbitration under the Arbitration & Conciliation Act, 1996. Jurisdiction: New Delhi, India.

17. GOVERNING LAW

This Agreement shall be governed by the laws of India.

IN WITNESS WHEREOF

For UM Autocomplete Pvt Limited			For TejasCore Techsystem Pvt Limited		
Name	:	Sushant Chabra	Name	:	Yogesh Choudhary
Designation	:	Managing Director	Designation	:	Managing Director
Signature	:	[signature]	Signature	:	[signature]
Date		19/2	Date	:	19/2/2026